UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 07, 2026

CORSAIR GAMING, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39533	82-2335306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 N. McCarthy Boulevard
Milpitas, California		95035
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 657-8747

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CRSR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 7, 2026, Sarah Kim notified the Board of Directors (the “Board”) of Corsair Gaming, Inc. (the “Company”) of her decision to resign from the Board, effective as of December 31, 2026, in light of her other professional commitments. Ms. Kim’s resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Ms. Kim has served on the Board for nearly five years, during which time she has provided valuable financial expertise, strategic insight and thoughtful counsel, including through her service on the Board’s Compensation Committee. The Company and the Board express their sincere appreciation for Ms. Kim’s dedicated service, sound judgment and meaningful contributions to the Company and its stockholders. Her fellow directors have greatly valued her leadership, collaborative approach and collegiality, and wish her continued success in her future endeavors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORSAIR GAMING, INC.

Date:	October 13, 2026	By:	/s/ Gordon Mattingly
Gordon Mattingly Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)